                                                                    EXHIBIT 10.4




                        EXECUTIVE EMPLOYMENT AGREEMENT


This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of April 1, 1999, by and between POZEN Inc. (the "Company") located at 3660 Quadrangle Drive, Suite 240, Chapel Hill, NC, and John R. Plachetka (the "Employee") whose address is 321 Silver Creek Trail, Chapel Hill, NC, 27514.

WITNESSETH:

WHEREAS, the Company is engaged in certain pharmaceutical research, development, and marketing activities; and

WHEREAS, the Company has employed and wishes to continue to employ the Employee in the position of President, Chief Executive Officer, and Chief Scientist, and the Employee desires to continue in the employment with the Company.

NOW THEREFORE, in consideration of the foregoing and the provisions and mutual promises herein contained and other good and valuable consideration, the parties hereby agree as follows:

1. EMPLOYMENT. The Company hereby engages and employs the Employee, and the Employee hereby accepts engagement and employment as the President, Chief Executive Officer and Chief Scientist of the Company, based in the Research Triangle Park region, with principal responsibilities as described in Exhibit "A" attached hereto and such other responsibilities as may be assigned to him from time to time by the Board of Directors of the Company.

2. TERM. The Employee's employment shall be for a term of three years from the date of execution of this Agreement, and thereafter shall be automatically renewed with additional one year terms to follow consecutively, subject to the termination and severance provisions herein later provided, unless amended or modified by mutual agreement of the parties.

3. EXCLUSIVE SERVICE. The Employee agrees to devote his full time and attention to the performance of his duties and responsibilities on behalf of the Company and to comply with all policies and regulations of the Company.

4. COMPENSATION. During the Term of this Agreement, the Employee's compensation shall be determined and paid as follows:
     (a) Base Salary. The Employee shall receive an annual base salary of at least $240,000, payable in accordance with the Company's payroll practices. Annual increases will be made, if any, based upon performance, such increases to be effective as of January 1 of each year during the Term.
     (b) Incentive Pay. The Employee shall be eligible for an annual cash incentive payment of up to 25% of his annual base salary, or such greater amount as set by the Compensation Committee of the Board of Directors by March 31 each year. The determination of the actual bonus earned, if any, shall be at the sole discretion of the Compensation Committee of the Board of Directors and based upon their assessment of the Employee's performance and the achievement of certain objectives which shall be set and mutually agreed from time to time. The Employee's performance shall be evaluated by the Compensation Committee on an annual basis, and the Compensation Committee shall adjust the Employee's salary at its sole discretion. Nothing in this section shall be construed to guarantee the Employee's incentive payment.

     (c) Employee shall be eligible for future stock options as shall be awarded in the discretion of the Compensation Committee of the Board of Directors.

     (d) Benefits. The Employee shall be eligible to participate in the Company's standard employee benefit program made available to employees of the Company from time to time, subject to appropriate premium contributions, benefit elections, etc. In addition, the Employee shall receive four (4) weeks of paid vacation per year.

     (e) Disability. The Company will pay the Employee as additional salary for the premium costs of an individual long term disability insurance plan. The plan shall provide for a benefit indemnity payment schedule equal to no more than 70% (typically 60%) of the Employee's annual base salary rate. The Company shall pay the Employee as additional salary for such long term disability plan and the additional income taxes owed on the salary payments.

     (f) Business Expenses. The Company shall reimburse the Employee for all reasonable expenses incurred in the furtherance of the Company's business and interests, including travel and entertainment. The Employee agrees to comply with the expense reporting policies and procedures of the Company.

     (g) Adequate Office Space. The Company shall provide to the Employee adequate office space, facilities, and administrative support appropriate to the Employee's position.

     (h)  Estate Planning Costs. The Company will reimburse Executive for
          ---------------------
          estate planning legal fees and expenses incurred by him in calendar year 1999 up to a maximum of $15,000.

5. TERMINATION. This Agreement shall or may be terminated, as the case may be, upon the terms and conditions hereinafter provided.

     (a) Severance Period. In the event of termination of employment for reasons other than for cause or voluntary termination (as defined below) or in the event that the office from which the Employee performs his principal duties is moved more that 50 miles from the outer boundaries of Wake, Orange and Durham County, North Carolina, or in the event that the Employee's duties and responsibilities as Chief Executive Officer are substantially reduced, the Employee shall receive severance pay in an amount equal to one years' base salary plus the annual average bonus awarded over the previous two years. The Employee shall also receive all company benefits on which the Employee was a participant as of the date of termination, at the same average level, and in the same terms and conditions which applied immediately prior to the date of the Employee's termination of employment for one year following the date of termination or until the Employee obtains comparable coverage from another employer. At any time during the severance period, the Company may elect to pay a lump sum amount to the Employee which represents the reasonable value of such benefits reduced to their present value in lieu of continuing payment of benefits.
     (b) Voluntary Termination. This Agreement shall be considered voluntarily terminated by the parties if either party provides written notice of his/its intent to not renew this Agreement, provided that such party provides at least ninety (90) days written notice to the other party prior to the last day of the initial term or any renewal term.
     (c) Involuntary Termination. The Company may terminate this Agreement upon written notice to the Employee (or his representative) in any of the following events:
          (I)   In the event of death of the Employee,
          (II)  In the event that the Employee becomes permanently disabled; or
          (III) "For cause" which shall include breach of the terms of this Agreement; breach of the Nondisclosure, Invention, Non-Competition Agreement (described in Section 6 below); material failure by the Employee to comply with the policies or directives of the Board of Directors; any illegal or dishonest action that is materially detrimental to the Company; or failure to faithfully carry out the duties of his position, provided that the Company shall provide at least thirty (30) days written notice of such failure to perform during which time the employee may remedy the situation.

     For purposes of this Agreement, the Employee shall be considered permanently disabled when a qualified medical doctor mutually acceptable to the Company and the Employee or his personal representative shall have certified in writing that: (i) he is unable because of medically determinable physical or mental disability to perform substantially all of his duties for more than one hundred eighty (180) calendar days measured from the last full day of work; or (ii) by reason of mental or physical disability, it is unlikely that he will be able, within one hundred eighty (180) calendar days, to resume substantially all business duties and responsibilities in which he was previously engaged and otherwise discharge his duties under this Agreement.

     In the event that the Employee is terminated pursuant to this Section 5 or upon termination of the Agreement, the Employee agrees to tender his resignation as a member of the Board of Directors of the Company as of the date of such termination.

6. NON-DISCLOSURE, INVENTION, AND NON COMPETITION. The Employee shall execute the standard non-disclosure, invention, and non competition agreement, which is hereby made a part of this Agreement as Exhibit B attached hereto.

7. NOTICES. Any notice required to be given shall be in writing personally delivered by certified mail or registered mail or by facsimile (receipt confirmed) to the address last shown in the Company's records.

8. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) of this Agreement shall in no way affect the validity or enforceability of any other provision (or remaining part thereof).

9. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of North Carolina, without reference to the choice of law provisions of such laws.

10. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations, or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

11. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective representatives. This Agreement shall be binding upon the Company and upon any successor Company. The Employee may not assign any of his rights or obligations under this Agreement without the written consent of the Board of Directors.

12. The Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies, or damages available to the Company at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him; provided such injunction shall not affect the Employee's ownership rights in the Company or compensation earned or due the Employee.



IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement and affixed their seals as of the day and year first above written.

SIGNATURES:

/s/ John R. Plachetka
-----------------------------------
John R. Plachetka, Pharm.D.
President & CEO

/s/ Joseph J. Ruvane, Jr.
-----------------------------------
Joseph J. Ruvane, Jr.
Chairman

________________________________________________________________________________

                                   Exhibit A
                     President and Chief Executive Officer
                     -------------------------------------
                               Responsibilities



Report to:   Board of Directors


Supervise:   Executive Staff


1. Provides leadership to the Company and its employees with final responsibility for the achievement of the Company's annual and long-term strategic goals.

2. Set Company strategy, including long and short-term objectives, in accordance with guidance from the Board of Directors.

3. Select and develop a first-rate executive staff. Set corporate standards and expectations for executive staff performance. Delegate appropriate levels of authority and responsibility to senior staff. Establish a culture of high achievement and team rewards and recognition for all Company employees.

4. Approve Company's drug development strategy and product portfolio. Approve internal Company operating policies and procedures to insure compliance with all appropriate laws and regulations, in accordance with sound business practices.

5. Responsible for approving and achieving annual budget targets for expense, revenue, and capital investment.

6. Represent the Company to key outside contacts, including investment community, regulatory agencies, potential strategic partners and customers.

                                   Exhibit B

NON-DISCLOSURE, INVENTION AND NON-COMPETITION AGREEMENT

     THIS NON-DISCLOSURE, INVENTION AND NON-COMPETITION AGREEMENT (the "Agreement") is effective for all purposes and in all respects, by and between POZEN Inc., a Delaware corporation (hereinafter referred to as "Employer"), and John R. Plachetka, Pharm.D. (hereinafter referred to as "Employee").

     WHEREAS, Employer is about to employ Employee in a position of trust and confidence to aid Employer in its business; and

     WHEREAS, Employer desires to receive from Employee a covenant not to disclose certain information relating to Employer's business and certain other covenants; and

     WHEREAS, as a material inducement to Employer to employ Employee and to pay to Employee compensation for such services, Employee has agreed to such covenants; and

     WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1.   Disclosure of Information.  Employee acknowledges that, in and as a
          -------------------------
result of his employment by Employer, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value, including, without limitation, Employer's trade secrets, products, systems, programs, procedures, manuals, guides (as periodically updated or supplemented), confidential reports and communications (including, without limitation, customer site information, technical information on the performance and reliability of Employer's products and the development or acquisition of future products or product enhancements by Employer) and lists of customers, as well as the nature and type of the services rendered by Employer and the fees paid by Employer's customers. Employee further acknowledges that any information and materials received by Employer from third parties in confidence (or subject to non-disclosure covenants) shall be deemed to be and shall be confidential information within the meaning of this Section 1. As a material inducement to Employer to employ Employee and to pay to Employee compensation for such services to be rendered to Employer by Employee (it being understood and agreed by the parties hereto that such compensation shall also be paid and received in consideration hereof), Employee covenants and agrees that he shall not, except with the prior written consent of the Board of Directors of Employer, at any time during or following the term of his employment with Employer, directly or indirectly, divulge, reveal, report, publish, transfer or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment with Employer, including, without limitation, any Proprietary Information, as defined in Section 2 hereof. The aforementioned obligation of confidentiality and non-disclosure shall not apply when:

          (a) Public Domain. The information disclosed to Employee was in the
              -------------
public domain at the time of disclosure, or at any time after disclosure has become a part of the public domain by publication or otherwise through sources other than Employee, directly or indirectly, and without fault on the part of Employee in failing to keep such information confidential; or

          (b) Requirement of Law or Order. Disclosure is required by law or
              ---------------------------
court order, provided Employee gives Employer prior written notice of any such disclosure; or

          (c) Agreement. Disclosure is made with the prior written agreement of
              ---------
the Board of Directors of Employer; or

          (d) Prior Information. The information is encompassed by the ideas and
              -----------------
inventions listed on Schedule A hereto or was in Employee's possession at the
                     ----------
time of disclosure, as shown by written records in existence prior to such time, and such information has not been transferred to Employer, and was not acquired, directly or indirectly, from the Employer; or

          (e) Third Party Disclosure.  The information is lawfully disclosed to
              ----------------------
Employee after the termination of his employment by a third party who is under no obligation of confidentiality to Employer with respect to such information; or

          (f) Independently Developed. Such information is independently
              -----------------------
developed by Employee subsequent to the termination of his active participation in the business of Employer, as demonstrated by written records of Employee which are contemporaneously maintained.

     2.   Definition of Proprietary Information.  For purposes of this
          -------------------------------------
Agreement, the term "Proprietary Information" shall mean all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectable by copyright) which Employee receives, receives access to, conceives of or develops, in whole or in part, as a direct or indirect result of his employment with Employer, in the course of his employment with Employer (in any capacity, whether executive, managerial, planning, technical, sales, research, development, manufacturing, engineering or otherwise) or through the use of any of Employer's facilities or resources:

               (i) Manufactured products, assembled or unassembled, and any related goods or systems and any and all future products, software or systems developed or derived therefrom;

               (ii) With respect to the items described in Section 2(i) above, all hardware and software relating to design or manufacture; all source and object codes to such hardware and software; all specifications, design concepts, documents and manuals; all security systems relating to the product or procedures, including, without limitation, software security systems;

               (iii) Trade secrets, production processes, marketing techniques, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information and other materials or information relating to the manner in which Employer does business;

               (iv) Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including, without limitation, the nature and results of research and development activities, technical information on product or program performance and reliability, processes, formulas, techniques, "know-how", source codes, object codes, designs, drawings and specifications;

               (v) Any other material or information related to the business or activities of Employer which is not generally known to others engaged in similar businesses or activities;

               (vi) Any other material or information that has been created, discovered or developed, or otherwise becomes known to Employer which has commercial value in the business in which Employer is engaged; and

               (vii) All ideas which are derived from or relate to Employee's access to or knowledge of any of the above-enumerated materials and information.

     Failure to mark any of the Proprietary Information as confidential shall not affect its status as part of the Proprietary Information under the terms of this Agreement.

     3.   Ownership of Information.
          ------------------------

          (i) Employee hereby assigns to Employer all of Employee's right, title and interest in any idea (whether or not patentable or protectable by copyright), product, invention, discovery, computer software program or other computer-related equipment or technology, conceived or developed in whole or in part, or in which Employee may have aided in its development, while employed by Employer, including, without limitation, any Proprietary Information. If any one or more of the aforementioned are deemed in any way to fall within the definition of "work made for hire", as such term is defined in 17 U.S.C. (S) 101, such work shall be considered "work made for hire", the copyright of which shall be owned solely, completely and exclusively by Employer. If any of the aforementioned are considered to be work not included in the categories of work covered by the "work made for hire" definition contained in 17 U.S.C. (S) 101, such work shall be owned solely by, or assigned or transferred completely and exclusively to, Employer. Employee agrees to execute any instruments and to do all other things reasonably requested by Employer (both during and after Employee's employment with Employer) in order to more fully vest in Employer all ownership rights in those items thereby transferred by Employee to Employer. Employee further agrees to disclose immediately to Employer all Proprietary Information conceived of or developed in whole or in part by him during the term of his employment with Employer and to assign to Employer any right, title or interest he may have in such Proprietary Information.

          (ii) Employee hereby represents and warrants that Employee has fully disclosed to Employer on Schedule A hereto any idea, invention, product,
                         ----------
improvement, computer software program or other equipment or technology related to therapeutic pharmaceuticals (an "Invention") not covered in Section 3(i) above which, prior to his employment with Employer, Employee conceived of or developed, wholly or in part, and in which Employee has any right, title or proprietary interest and which directly relate to Employer's business, but which has not been published or filed with the United States Patent or Copyright Offices or assigned or transferred to Employer. If there is no such list of Schedule A, Employee represents that Employee has made no such Inventions at the
----------
time of signing this Agreement or Employee hereby assigns such Inventions to Employer.

          (iii) Notwithstanding anything in this Agreement to the contrary, the obligation of Employee to assign or offer to assign his rights in an Invention to Employer shall not extend or apply to an Invention that Employee developed entirely on his own time without using Employer's equipment, supplies, facility or trade secret information unless such Invention (a) relates to Employer's business or actual or demonstrably anticipated research or development, or (b) results from any work performed by Employee for Employer. Employee shall bear the burden of proof in establishing that his Invention qualifies for exclusion under this Section 3(iii). With respect to Section 3(iii), it is agreed and acknowledged that during Employee's employment, Employer may enter other lines of business, which are related or unrelated to its current lines of business, in which case this Agreement would be expanded to cover such new lines of business.

     4.   Injunctive Relief.  Employee understands and agrees that Employer will
          -----------------
suffer irreparable harm in the event that Employee breaches any of his obligations under this Agreement and that monetary damages will be inadequate to compensate Employer for such breach. Accordingly, Employee agrees that, in the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employer, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Employee, or any of employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

     5.   Records.  All notes, data, tapes, reference materials, sketches,
          -------
drawings, memoranda, models and records in any way relating to any of the information referred to in Sections 1, 2 and 3 hereof (including, without limitation, any Proprietary Information) or to Employer's business shall belong exclusively to Employer, and Employee agrees to turn over to Employer all such materials and all copies of such materials in his possession or then under his control at the request of Employer or, in the absence of such a request, upon the termination of Employee's employment with Employer.

     6.   Accounting for Profits.  Employee covenants and agrees that, if he
          ----------------------
shall violate any of his covenants or agreements under this Agreement, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which Employee directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Employer is or may be entitled at law, in equity or under this Agreement.

     7.   Covenant Not to Compete.  It is recognized and understood by the
          -----------------------
parties hereto that Employee, through Employee's association with Employer as an employee, shall acquire a considerable amount of knowledge and goodwill with respect to the business of Employer, which knowledge and goodwill are extremely valuable to Employer and which would be extremely detrimental to Employer if used by Employee to compete with Employer. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of Employer, it is necessary to afford fair protection to Employer from such competition by Employee. Consequently, as a material inducement to employ Employee in the aforementioned positions, Employee covenants and agrees to the following:

          (a) Except as otherwise approved in writing by Employer, Employee agrees:

              (i) that Employee will not, directly or indirectly, with or through any family member or former director, officer or employee of Employer, or acting along or as a member of a partnership or as an officer, holder of or investor in as much as 5% of any security of any class, director, employee, consultant or representative of any corporation or other business entity:

              (ii) at any time while engaged as an employee of Employer and for a period of one (1) year following termination as an employee, interfere with, or seek to interfere with, the relationship between Employer or any affiliate of Employer and the following: (a) any of the employees of such entities; (b) any of the customers of such entities then existing or existing at any time within three (3) years prior to termination of Employee's employment by Employer; or
(c) any of the suppliers of such entities then existing or existing at any time within three (3) years prior to termination of Employee's employment by Employer.

          (b) The parties hereto agree that in the event that either the length of time or the geographic area set forth in paragraph (a) is deemed too restrictive in any court proceeding, that the court may reduce such restrictions to those which it deems reasonable under the circumstances.

          (c) Employee agrees and acknowledges that Employer does not have any adequate remedy at law for the breach or threatened breach by him of this covenant and agrees that Employer may in addition to the other remedies which may be available to it under this Agreement, file a suit in equity to enjoin Employee from such breach or threatened breach.


     8.   Reasonableness of Restrictions.
          ------------------------------

          (a) Employee has carefully read and considered the provisions of Sections 1 through 7 hereof and, having done so, agrees that the restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of Employer, its officers, directors, stockholders and employees.

          (b) In the event that, notwithstanding the foregoing, any part of the covenants set forth in Sections 1 through 7 hereof shall be held to be invalid and unenforceable, the court so deciding may reduce or limit the terms of such provision to allow such provision to be enforced.

     9.   Burden and Benefit.  This Agreement shall be binding upon, and shall
          ------------------
inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, and, in the case of Employer, its successors and assigns.

     10.  Governing Law.  In view of the fact that the principal office of
          -------------
Employer is located in the State of North Carolina, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of North Carolina.

     11.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

     12.  Employer.  As used herein, the term "Employer" shall also include any
          --------
corporation which is at any time the parent or a subsidiary of Employer, or any corporation or entity which is an affiliate of Employer by virtue of common (although not identical) ownership, and for which Employee is providing services in any form during his employment with Employer or any such other corporation or entity.

     13.  Notices.  Any notice required to be given hereunder shall be
          -------
sufficient if in writing, and sent by certified or registered mail, return receipt requested, first-class postage prepaid, in the case of Employee, to his address as shown on Employer's records, and in the case of Employer, to its principal office in the State of North Carolina.

     14.  Entire Agreement.  This Agreement contains the entire agreement and
          ----------------
understandings by and between Employer and Employee with respect to the covenants herein described, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. Nothing contained in this Agreement shall be deemed or construed to constitute an agreement by Employer to employ or continue to employ Employee. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time nor will it be deemed a valid waiver of such provision at any other time.

     15.  Headings.  The headings and other captions in this Agreement are for
          --------
convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

     16.  Effective Date.  This Agreement shall be effective as of the April 1,
          --------------
1999.




     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.


     EMPLOYER:

     POZEN INC.

     /s/ John E. Barnhardt
     -------------------------------------------
     John E. Barnhardt
     Vice President, Finance & Administration



     EMPLOYEE:

     /s/ John R. Plachetka
     -------------------------------------------
     John R. Plachetka, Pharm.D.
     President & CEO

                                  SCHEDULE A
     Inventions, Ideas, Products, Etc. Not Covered in Section 3(i) of the Agreement


[Note:  If Employee has no such items to disclose, write "NONE" on this line:
___________.]

________________________________________________________________________________